Exhibit 10.166

AMENDMENT NO. 13
TO
LIMITED PARTNERSHIP AGREEMENT
OF
GLIMCHER PROPERTIES LIMITED PARTNERSHIP

This Amendment No. 13 is made effective as of July 25, 2014, by the General Partner and the Limited Partners of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Partnership").
Recitals
1.    The Partnership was organized pursuant to a Limited Partnership Agreement dated as of November 30, 1993, as previously amended from time to time (as amended, the "Partnership Agreement").
2.    On March 27, 2013, Glimcher Realty Trust, a Maryland real estate investment trust (the "Trust"), sold in a public offering shares of its 6.875% Series I Cumulative Redeemable Preferred Shares of beneficial interest, par value $0.01 per share, with a liquidation preference of $25.00 per share (the "Series I Preferred Shares"), with a corresponding amount of partnership interests created and issued by the Partnership to the Trust having designations, preferences and rights substantially similar to the Series I Preferred Shares (the "Series I Preferred Interests").
3.    Glimcher Properties Corporation, a Delaware corporation and the general partner of the Partnership (the "General Partner"), and the undersigned limited partners of the Partnership are executing this Amendment to cause the creation of a new class of non-voting preferred partnership interests designated as the Series I-1 Preferred Interests (the "Series I-1 Preferred Interests"), with the rights, privileges and preferences substantially similar to the Series I Preferred Shares (except as otherwise specified herein), for issuance in connection with the sale or contribution of real estate and real estate assets to the Partnership from time to time.
4.    Pursuant to Section 18.2(iii) of the Partnership Agreement, the General Partner has the power, without the consent of the limited partners of the Partnership, to amend the Partnership Agreement with respect to the creation of the Series I-1 Preferred Interests and the issuance of those additional Series I-1 Preferred Interests in the Partnership from time to time such as those contemplated herein.
5.    Pursuant to Section 16 of the Partnership Agreement, the General Partner has been appointed as attorney-in-fact by each of the limited partners of the Partnership for purposes, inter alia, of effecting amendments to the Partnership Agreement adopted in accordance with Section 18.
6.    Capitalized terms not defined herein shall have the meaning given to them in the Partnership Agreement.
Amendment

NOW, THEREFORE, the Partnership Agreement is hereby amended as set forth in this Amendment No. 13.
1.    Creation and Issuance of Series I-1 Preferred Interests.
(a)    The Partnership is authorized, through the sole action of the General Partner on its behalf, to create, designate and issue Units of Series I-1 Preferred Interests ("Units") having the same terms of the Series I Preferred Shares as designated in the applicable Articles Supplementary related to the Series I Preferred Shares (the "Articles Supplementary"), except as otherwise specified this Amendment No. 13. Units shall be evidenced by a Certificate of Series I-1 Preferred Limited Partner Interest in the form attached as Exhibit A.

(b)    There is hereby created and designated a series of non-voting preferred limited partner interests known as the Series I-1 Preferred Interest consisting of 130,592 Units, which may be issued by the Partnership from time to time in connection with the sale or contribution of real estate and real estate related assets to the Partnership by one or more third parties, with each such party being admitted as a limited partner in respect of such Series I-1 Preferred Interest (the "Admitted Limited Partners") and each Admitted Limited Partner agreeing to be bound by the provisions of the Partnership Agreement as amended by this Amendment No. 13 .
2.    Preferred Contribution; Preferred Return.
(a)    Prior to July 25, 2014 the ("Series I-1 Distribution Start Date"), no distributions shall accrue or be payable on any Units. From and after the Series I-1 Distribution State Date, distributions shall begin to accrue on each Unit and each Unit issued to an Admitted Limited Partner shall be entitled to receive, and the Partnership shall pay, a distribution (the "Series I-1 Preferred Return") on each Unit equal to 7.300% per annum (provided that with respect to the first such distribution that is made after the Series I-1 Distribution Start Date, the amount of such distribution shall be pro-rated to reflect the period from and after the Series I-1 Distribution Start Date). To the extent that any Series I-1 Preferred Return is not paid when due, such amount shall accrue on the same terms and conditions as distributions on the Series I Preferred Shares under the Articles Supplementary. The Series I-1 Preferred Return shall be due on the same dates as distributions on the Series I Preferred Shares are due under the Articles Supplementary. For purposes hereof, no effect shall be given to any amendment or modification of the Articles Supplementary.
(b)    In the event of liquidation and dissolution of the Partnership, the holder of any Series I-1 Preferred Interest then outstanding shall be entitled to receive, prior to distributions to Partners pursuant to Section 15.2 of the Partnership Agreement, an amount equal to the Liquidation Preference (as defined in the Articles Supplementary) plus accrued and unpaid dividends which would be payable under the Articles Supplementary to the holder of an equal amount of the Series I Preferred Shares if on the date of dissolution of the Partnership the Trust were to dissolve and liquidate.
(c)    Except as expressly provided herein, the holders of any Series I-1 Preferred Interests shall not be entitled to participate in any other distributions made by the Partnership pursuant to Section 8, Section 15 or otherwise under the Partnership Agreement.
3.    Capital Account; Allocations. A separate Capital Account shall be established and maintained with respect to the Series I-1 Preferred Interest, with adjustments thereto and other allocations of Partnership items made consistent with the Regulations and the advice of the Partnership's independent accountants.
4.    Redemption.
(a)    From and after the Series I-1 Distribution Start Date, each holder of Units shall have the right, exercisable in its discretion, to cause the Partnership to redeem all or a portion of its Units, at any time or from time to time, on the terms and subject to the conditions and restrictions contained in Section 17 of the Partnership Agreement and the conditions and restrictions contained in Exhibit E attached thereto; provided, however, that for purposes of any redemption of Units, the first Exercise Notice as described in Exhibit E to the Partnership Agreement may not be delivered to the General Partner prior to 24 months after the date on which the Units are issued to any Admitted Limited Partner.
(b)    In the event of the death of an Admitted Limited Partner holding Units, the Partnership may, after the six month period subsequent to such death, unilaterally redeem the Units and such redemption shall, in the sole and absolute discretion of the Partnership, be paid in the form of cash or Common Shares, or any combination thereof, as described in Exhibit E to the Partnership Agreement.
5.    Ranking. With regard to rights to receive distributions and amounts payable upon liquidation and dissolution of the Partnership, the Series I-1 Preferred Interests rank on a parity with the Series G Preferred Interests, the Series H Preferred Interests and the Series I Preferred Interests.

6.    Voting Rights. To the fullest extent permitted by law, and except as otherwise provided in the Partnership Agreement, holders of Series I-1 Preferred Interests shall not have voting rights on any matter.
7.    Investment Representations, Transfer Restrictions.
(a)    The Admitted Limited Partners each represent and warrant to the Partnership that (i) it is acquiring the Series I-1 Preferred Interest for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Series I-1 Preferred Interest, (ii) it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) it understands that the issuance of the Series I-1 Preferred Interest is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 thereunder, and that the Series I-1 Preferred Interests will be "restricted securities" as defined in Rule 144 under the Securities Act.
(b)    The Admitted Limited Partners each covenant that they will not sell or otherwise transfer the Series I-1 Preferred Interest (or any interest therein) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel in such form and by such counsel satisfactory to the Partnership, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.
(c)    The certificates evidencing Units shall bear an appropriate legend reflecting the foregoing restrictions on transfer of the Series I-1 Preferred Interest.
8.    Additional Documents and Actions. The General Partner is expressly authorized on behalf of the Partnership to (i) execute and deliver all such other instruments, assignments, affidavits, notices, agreements, consents, certificates and other documents, and (ii) take all such further and other actions as the General Partner shall deem necessary, advisable or appropriate to carry out the transactions contemplated in this Amendment No. 13.
9.    Construction; Limited Partnership Agreement. Consistent with Section 6.3(b) of the Partnership Agreement, and except as otherwise provided for herein, it is intended that the economic interests of the Series I-1 Preferred Interest shall be substantially similar to the Series I Preferred Shares, and this Amendment No. 13 shall be construed as reasonably required with respect to the preferences and rights of the Series I-1 Preferred Interest to give effect to such intent. Except as expressly provided herein or as so reasonably required to give effect to the provisions hereof, the terms of the Partnership Agreement shall remain in full force and effect and are hereby ratified and confirmed.
10.     Counterparts. For the convenience of the signatories hereto, this Amendment No. 13 may be executed in counterparts and each such counterpart shall be deemed to be an original instrument, all of which taken together shall constitute one instrument.
11.    Governing Law. This Amendment No. 13 shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. Except to the extent the Act is inconsistent with the provisions of this Amendment No. 13, the provisions of such Act shall apply to the Partnership.
12.    Legal Construction. In case any one or more of the provisions contained in this Amendment No. 13 shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Amendment No. 13 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
13.    Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.
14.    Prior Amendments Superseded. This Amendment No. 13 supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter of this instrument and contains the entire understanding amongst the Partners with respect thereto.

15.    No Third Party Beneficiary. The terms and provisions of this Amendment No. 13 are for the exclusive use and benefit of the General Partner and Limited Partners and shall not inure to the benefit of any other Person.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the General Partners and the Limited Partners have executed this Amendment No. 13 effective as of the date first set forth above.

GENERAL PARTNER: Glimcher Properties Corporation By: /s/ George A. Schmidt Name: George A. Schmidt Title: Executive Vice President, General Counsel and Secretary	LIMITED PARTNERS: Glimcher Realty Trust By: /s/ George A. Schmidt Name: George A. Schmidt Title: Executive Vice President, General Counsel and Secretary All Other Limited Partners

By: Glimcher Properties Corporation, pursuant to power of attorney set forth in Section 16 of the Partnership Agreement

By: /s/ George A. Schmidt
   Name: George A. Schmidt
   Title: Executive Vice President,
                General Counsel and Secretary

Exhibit A
CERTIFICATE
OF
UNITS OF SERIES I-1 PREFERRED
LIMITED PARTNER INTEREST
IN
GLIMCHER PROPERTIES LIMITED PARTNERSHIP
Certificate No.: ____    No. of Units: ___
Glimcher Properties Corporation, as General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership (the "Company"), hereby certifies that [_____________________] is the registered owner of [_________] ([______]) Units of Series I-1 Preferred Limited Partner Interest in the Company. The rights, preferences and limitations of the Units are set forth in (i) the Company's Limited Partnership Agreement dated November 30, 1993, (ii) Amendment No. 2 to Limited Partnership Agreement dated as of November 26, 1996, (iii) Amendment No. 3 to Limited Partnership Agreement dated as of November 12, 1997, (iv) Amendment No. 4 to the Limited Partnership Agreement dated as of December 4, 1997, (v) Amendment No. 5 to the Limited Partnership Agreement dated as of March 9, 1998 and (vi) Amendment No. 6 to the Limited Partnership Agreement dated as of April 24, 2000; (vii) Amendment No. 7 to the Limited Partnership Agreement dated as of August 7, 2003; (viii) Amendment No. 8 to the Limited Partnership Agreement dated as of January , 2004; (ix) Amendment No. 9 to the Limited Partnership Agreement dated as of May 9, 2008; (x) Amendment No. 10 to the Limited Partnership Agreement dated as of April 28, 2010; (xi) Amendment No. 11 to the Limited Partnership Agreement dated as of August 10, 2012; (xii) Amendment No. 12 to the Limited Partnership Agreement dated as of March 27, 2013 and (xiii) Amendment No. 13 to the Limited Partnership Agreement dated as of [•], 2014 (collectively, the "Agreement"), copies of which are on file at the Company's principal office at 180 East Broad Street, Columbus, Ohio 43215.
This Certificate and the Units evidenced hereby are not transferable except in accordance with the terms of the Agreement and applicable federal and state securities laws.

Dated: [•], 2014	Glimcher Properties Corporation, General Partner By: Name: Mark E. Yale Title: Executive Vice President, Chief Financial Officer and Treasurer
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT (i) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED HEREBY UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (ii) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL OR OF OTHER DOCUMENTATION SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.